UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

MASSIMO GROUP
(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(877) 881-6376

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2026, the Board of Directors (the “Board”) of Massimo Group (the “Company”) accepted Dr. Yunhao Chen’s letter of resignation as Chief Financial Officer and director of the Company, effective as of January 16, 2026. Dr. Chen’s decision to resign is not due to any disagreement with the Company, the Board, or any member of the Company’s management.

In connection with this transition, the Board appointed Mr. David Shan, currently the Chief Executive Officer of the Company, to serve as Interim Chief Financial Officer of the Company, effective immediately. The Company is currently undergoing a search for a permanent Chief Financial Officer with appropriate experience.

There are no arrangements or understandings between Mr. Shan and any other persons pursuant to which he was selected as Interim Chief Financial Officer. Additionally, there are no transactions in which Mr. Shan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 23, 2026	MASSIMO GROUP

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer

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